Exhibit 32


                                  CERTIFICATION


     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Logansport Financial Corp.

     Signed this 10th day of May, 2004



/s/David G. Wihebrink                                   /s/Dottye Robeson
-------------------------------------                   ------------------------
President and Chief Executive Officer                   Secretary and Treasurer



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Logansport Financial Corp. and will be retained by Logansport Financial Corp. and furnished to the Securities and Exchange Commission or its staff upon request.